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                                               Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-60355
                                                      Prospectus  Supplement To
                                     Prospectus Supplement dated March 31, 1999
                                             To Prospectus dated March 26, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED MARCH 31, 1999
TO PROSPECTUS DATED MARCH 26, 1999)


                             AIMCO PROPERTIES, L.P.

                           Extension of Offer Period
                                  relating to
         the offer to acquire units of limited partnership interest in
                              SHAKER SQUARE, L.P.
                        in exchange for your choice of:
            2,656 of our 8.0% Class Two Partnership Preferred Units;
                  1,764.50 of our Partnership Common Units; or
                                $66,400 in Cash


         Pursuant to a Prospectus, dated March 26, 1999, and a Prospectus Supple ment, dated March 31, 1999, we have offered to acquire units of limited partnership interest in your partnership. We have now extended the expiration date for our offer from June 4 to June 28, 1999.





                                  May 25, 1999